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                                                                      EXHIBIT 15

                             ACKNOWLEDGMENT LETTER

To the Stockholders and Board of Directors
NAC Re Corporation

    We are aware of the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) of NAC Re Corporation for the registration of the NAC Re Corp. 1997 Incentive and Capital Accumulation Plan of our reports dated April 22, 1997 and July 22, 1997 relating to the audited consolidated interim financial statements of NAC Re Corporation that are included in its Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997.

                                            ERNST & YOUNG LLP

New York, New York
August 13, 1997